Exhibit 10.4

SECOND AMENDMENT TO THE
PENN NATIONAL GAMING, INC.
DEFERRED COMPENSATION PLAN

WHEREAS, Penn National Gaming, Inc. (the “Company”) maintains the Penn National Gaming, Inc. Deferred Compensation Plan (the “Plan”); and

WHEREAS, Section 12.2 of the Plan provides that the Company may amend the Plan at any time by action of the Board; and

WHEREAS, the Company wishes to amend the Plan to revise the provisions governing retirement distributions.

NOW, THEREFORE, the Plan is hereby amended, effective October 1, 2015, as follows:

1.                                      Section 1.34 is amended by adding the following to the end thereof:

“Effective January 1, 2017, with respect to amounts credited to a Participant’s Account relating to periods of service with an Employer beginning on or after January 1, 2017, ‘Retirement,’ ‘Retire(s)’ or ‘Retired’ means, with respect to an Employee, termination of employment from all Employers for any reason other than a leave of absence, death, or Disability on or after the attainment of age 55 with at least ten (10) Years of Service. For purposes of this Plan, any ‘termination of employment’ shall be construed in accordance with the requirements for a ‘separation from service’ under Treas. Reg. §1.409A-1(h).”

2.                                      Section 1.46 is amended by adding the following to the end thereof:

“In addition, for purposes of determining whether a Participant has been credited with at least ten (10) Years of Service for purposes of determining his eligibility for a Retirement distribution, if a Participant incurs a Separation from Service with an Employer and is subsequently reemployed more than thirty (30) days after the effective date of such Separation from Service, all Years of Service credited prior to such Separation from Service shall be disregarded.”

3.                                      Section 3.5 is amended by adding the following to the end thereof:

“Effective October 1, 2015, all discretionary contributions to a Participant’s Company Contribution Account shall be subject to the approval of the Chief Executive Officer of the Company (the “CEO”) or the executive officer of the Company designated by the CEO. A discretionary contribution to a Participant may not be in excess of Twenty Thousand and no/100 Dollars ($20,000.00) in a Plan Year and the total discretionary contributions to Participants in a Plan Year may not exceed One Hundred Thousand and no/100 Dollars ($100,000.00). In addition, in no event may a discretionary contribution be allocated to the Company Contribution Account of any Participant who is a named executive officer of the Company.”

4.                                      Section 5.2(a) is amended by adding the following after the first sentence therein:

“Effective January 1, 2017, with respect to amounts credited to a Participant’s Account relating to periods of service with an Employer beginning on or after January 1, 2017, a Participant will elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of five (5) or ten (10) years with respect to amounts credited to his Account for each calendar year period for which he is making a deferral election pursuant to Section 3.3.”

5.                                      A new Section 7.3 is added to read, it its entirety, as follows:

“7.3 Termination Benefit Election. With respect to amounts credited to a Participant’s Account relating to periods of service with an Employer prior to January 1, 2017, a Participant may change the form or timing of the payment of his Termination Benefit from a lump sum distribution to (i) an annual installment method of five (5) or ten (10) years or (ii) a lump sum that is payable at least five (5) years after his Separation from Service with the Employer. The change may be made by submitting an Election Form to the Committee in accordance with the following criteria:

(i)            The election shall not take effect until at least twelve (12) months after date on which the election is made;

(ii)           The new Benefit Distribution Date for the Participant’s Termination Benefit shall be at least five (5) years after the Benefit Distribution Date that would have been otherwise applicable to such benefits;

(iii)          The election must be made at least twelve (12) months prior to the Benefit Distribution Date that would have otherwise been applicable to the Participant’s Termination Benefit; and

(iv)          The Participant must have attained age fifty-five (55) with at least ten (10) Years of Service as of the date of his Separation from Service giving rise to the Participant’s Termination Benefit.

This election opportunity will first be made available to a Participant following the Participant’s attainment of age fifty-three (53) with at least eight (8) Years of Service.”

6.                                      Section 17.10 is amended by replacing “Gail L. Gonzales, Corporate Director, Human Resources” with “Corporate Director of Benefits.”

7.                                      In all other respects, the Plan shall remain as previously written.

IN WITNESS WHEREOF, this Second Amendment has been adopted this 28th day of December, 2015.

ATTEST:	PENN NATIONAL GAMING, INC.

/s/ Lori S. Heyer	By:	/s/ Saul V. Reibstein